EXHIBIT 10.16


                              CONSULTING AGREEMENT


BETWEEN:      Robert M. Rubin                                      (Consultant)

AND:          Western Power & Equipment Corp.,
              an Oregon corporation                                   (Western)

EFFECTIVE
DATE:         August 1, 1998


                                    RECITALS
                                    --------

Consultant assists companies in acquisition and capital markets related activities.

Western desires to retain the services of consultant for its acquisition and capital raising activities.

Consultant and Western are willing to have Consultant provide services to Western all under the terms and conditions below.


                                    AGREEMENT
                                    ---------

1. Services. Consultant shall assist Western in acquisitions, raising capital, and other services as Western shall direct.

Term. Consultant shall provide services under this agreement to Western for a period of 2 years from the effective date.

Compensation; Expenses. Consultant shall be paid a semi-monthly salary of $6,250.00 for Consultant's services to Western. The time and manner of payments to Consultant shall be as determined by Western from time to time and shall be subject to customary withholding taxes and other employment taxes and deductions as required with respect to compensation paid by Western to an employee. Consultant shall be exempt and/or excluded for purpose of Federal and Oregon employment statutes and the Fair Labor Practice Acts and is exempt from statutory requirements covering overtime. Consultant shall not be entitled to any benefits offered or available to Western's employees. Western shall also pay all authorized business expenses, including air and other travel expenses, incurred by Consultant in connection with the performance of Consultant's duties upon proper receipts and other documentation.

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Waiver. The waiver of any party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach by any of the parties hereto.

Governing Law. This agreement shall be governed and interpreted according to Oregon law. If any action is brought to enforce or interpret this agreement, such action shall be brought in a federal district court of Oregon, or any Oregon state court.

Entire Agreement. This agreement represents and expresses the entire agreement between and among the respective parties and may not be changed orally.

Legal Counsel. Consultant acknowledges that the agreement has been drafted on Western's behalf and that the drafter of the agreement is representing Western's interests. Consultant acknowledges that he has been advised to seek and has had the opportunity to seek the advice of legal counsel of his choosing prior to signing this agreement.



Consultant                             Western Power & Equipment Corp.,
                                       an Oregon corporation


                                       By:
-----------------------------              ----------------------------------
Robert M. Rubin                            C. Dean McLain, President & C.E.O.


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